Exhibit 10.8

INDEMNIFICATION AGREEMENT

THIS AGREEMENT is made on             , 2011 between Morgan’s Foods, Inc. an Ohio corporation (“Corporation”) and                      a director or officer of the Company (“Indemnitee”).

WHEREAS, Indemnitee is a director or officer (or both) of Corporation and in such capacity or capacities is performing a valuable service for Corporation; and

WHEREAS, the shareholders of Corporation have adopted regulations (the “Regulations”) providing for the indemnification of the officers, directors, agents and employees of Corporation to the maximum extent authorized by Section 1701.13(E) of the Ohio Revised Code (the “State Statute”); and

WHEREAS, such Regulations and the State Statute specifically provide that they are not exclusive, and such statute thereby contemplates and the Regulations specifically provide that contracts may be entered into between Corporation and directors or officers thereof with respect to indemnification; and

WHEREAS, developments with respect to D & O Insurance and with respect to the application, amendment and enforcement of statutory and corporate indemnification provisions generally have raised questions concerning the adequacy and reliability of the protection afforded to directors and officers thereby: and

WHEREAS, the Corporation and Indemnitee further recognize that directors and officers may be exposed to certain risks not covered by D&O Insurance.

WHEREAS, in order to resolve such questions and thereby induce Indemnitee to serve as a director or officer (or both), Corporation has determined and agreed to enter into this contract with Indemnitee;

NOW, THEREFORE, in consideration of Indemnitee’s service as a director or officer (or both) after the date hereof, the parties hereto agree as follows:

1. Indemnification of Indemnitee. Without limiting any other provision herein, Corporation hereby agrees to hold harmless and indemnify Indemnitee to the full extent authorized or permitted by the provisions of the State Statute, or by any amendment thereof, or by any statutory provisions authorizing or permitting indemnification that are adopted after the date hereof.

2. Insurance.

(a) Subject only to the provisions of Section 2(b) hereof, Corporation hereby agrees that, so long as Indemnitee shall continue to serve as a director or officer of Corporation (or shall continue at the request of Corporation to serve as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise), and thereafter so long as Indemnitee shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative, by reason of the fact that Indemnitee was a director or officer of Corporation (or served in any of said other capacities), Corporation will make reasonable efforts from time to time to purchase and maintain in effect for the benefit of Indemnitee one or more valid, binding and enforceable policy or policies of D & O insurance.

(b) Corporation shall not be required to obtain or maintain said policy or policies of D & O insurance in effect if said insurance is not reasonably available or if, in the reasonable business judgment of the then directors of Corporation, either (i) the premium cost for such insurance is substantially disproportionate to the amount of coverage or (ii) the coverage provided by such insurance is so limited by exclusions that there is insufficient benefit from such insurance.

(c) In the event Corporation does not purchase and maintain in effect said policy or policies of D & O Insurance pursuant to the provisions of Section 2(b) hereof, Corporation agrees to hold harmless and indemnify Indemnitee to the full extent of the coverage which would otherwise have been provided for the benefit of Indemnitee if the policy most recently in effect had remained in effect on the terms and conditions provided therein prior to expiration.

3. Additional Indemnity. Subject only to the exclusions set forth in Section 4 hereof, Corporation hereby further agrees to hold harmless and indemnify Indemnitee:

(a) Against any and all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee in connection with any threatened, pending or completed action suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the Corporation), to which Indemnitee is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that Indemnitee is, was or at any time becomes a director, officer, employee or agent of Corporation, or is or was serving or at any time serves at the request of Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise; and

(b) Otherwise to the fullest extent as may be provided on Indemnitee by Corporation under the nonexclusivity provisions of the Regulations and the State Statute.

4. Limitations on Additional Indemnity. No indemnity pursuant to Section 3 hereof shall be paid by Corporation:

(a) except to the extent the aggregate of losses to be indemnified thereunder exceeds the sum of $1,000 plus the amount of such losses for which the Indemnitee is indemnified either pursuant to Section 1 or 2 hereof or pursuant to any D & O insurance purchased and maintained by the Corporation;

(b) in respect of remuneration paid to Indemnitee if it shall be determined by a final judgment or other final adjudication that such remuneration was in violation of law;

(c) on account of any suit in which judgment is rendered against a director for an accounting of profits made from the purchase or sale by Indemnitee of securities of Corporation pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto, or similar provisions of any federal, state or local statutory law;

(d) on account of Indemnitee’s conduct which is finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct;

(e) if a final decision by a Court having jurisdiction in the matter shall determine that such indemnification is not lawful; or

(f) Any action in which the only liability asserted against a Indemnitee who is or was a director of the Corporation is pursuant to Section 1701.95 of the Ohio Revised Code.

5. Continuation of Indemnity. All agreements and obligations of Corporation contained herein shall continue during the period Indemnitee is a director, officer, employee or agent of Corporation (or is serving at the request of Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) and shall continue thereafter so long as Indemnitee shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative, by reason of the fact that Indemnitee was a director or officer of Corporation or serving in any other capacity referred to herein.

6. Notification and Defense of Claim. Promptly after receipt by Indemnitee of notice of the commencement of any action, suit or proceeding, Indemnitee will, if a claim in respect thereof is to be made against Corporation under this Agreement, notify Corporation of the commencement thereof; but the omission so to notify Corporation will not relieve it from any liability which it may have to Indemnitee otherwise than under this Agreement. With respect to any such action, suit or proceeding as to which Indemnitee notifies Corporation of the commencement thereof:

(a) Corporation will be entitled to participate therein at its own expense; and,

(b) Except as otherwise provided below, to the extent that it may wish, Corporation will be entitled jointly with any other indemnifying party similarly notified to assume the defense thereof, with counsel satisfactory to Indemnitee. After notice from Corporation to Indemnitee of its election so to assume the defense thereof, Corporation will not be liable to Indemnitee under this Agreement for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ its counsel in such action, suit or proceeding but the fees and expenses of such counsel incurred after notice from Corporation of its assumption of the defense thereof shall be at the expense of Indemnitee unless (i) the employment of counsel by Indemnitee has been authorized by Corporation, (ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between Corporation and Indemnitee in the conduct of the defense of such action, or (iii) Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be at the expense of Corporation. Corporation shall not be entitled to assume the defense of an action, suit or proceeding brought by or on behalf of Corporation or as to which Indemnitee shall have made the conclusion provided for in (ii) above; and,

(c) Corporation shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent. Corporation shall not settle any action or claim in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee’s written consent. Neither Corporation nor Indemnitee will unreasonably withhold their consent to any proposed settlement.

7. Repayment of Expenses. Indemnitee agrees that Indemnitee will reimburse Corporation for all reasonable expenses paid by Corporation in defending any civil or criminal action, suit or proceeding against Indemnitee in the event and only to the extent that it shall be ultimately determined that Indemnitee is not entitled to be indemnified by Corporation for such expenses under the provisions of the State Statute, the Regulations, this Agreement or otherwise.

8. Enforcement.

(a) Corporation expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on Corporation hereby in order to induce Indemnitee to continue as a director or officer (or both) of the Corporation, and acknowledges that Indemnitee is relying upon this Agreement in continuing in such capacity or capacities.

(b) If Indemnitee is required to bring any action to enforce rights or to collect moneys due under this Agreement and is successful in such action, Corporation shall reimburse Indemnitee for all of Indemnitee’s reasonable fees and expenses in bringing and pursuing such action.

9. Separability. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof.

10. Prior Agreements. This Agreement shall supersede any other agreements entered into prior to the date of this Agreement between the Corporation and the Indemnitee concerning the subject matter of this Indemnification Agreement.

11. Governing Law; Binding Effect; Amendment and Termination.

(a) This Agreement shall be interpreted and enforced in accordance with the laws of the State of Ohio.

(b) This Agreement shall be binding upon Indemnitee and upon Corporation, its successors and assigns, and shall inure to the benefit of Indemnitee, his heirs, personal representatives and assigns, and to the benefit of corporation, its successors and assigns.

(c) No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

MORGAN’S FOODS, INC.

By:
Leonard Stein-Sapir
Chairman of the Board and Chief
Executive Officer

(Director or Officer Name)

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